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                                                                  Exhibit 10.15

                                  ZIMMER, INC.
                        LONG TERM DISABILITY INCOME PLAN
                        FOR HIGHLY COMPENSATED EMPLOYEES
                           (EFFECTIVE AUGUST 6, 2001)

                                TABLE OF CONTENTS

                                                                                          PAGE
ARTICLE I        DEFINITIONS.................................................................1

ARTICLE II       ELIGIBILITY.................................................................3

ARTICLE III      BENEFITS....................................................................4

ARTICLE IV       FUNDING.....................................................................7

ARTICLE V        ADMINISTRATION..............................................................7

ARTICLE VI       TEMPORARY ABSENCES.........................................................10

ARTICLE VII      TEMPORARY ALTERNATIVE WORK DUTY............................................10

ARTICLE VIII     CLAIMS PROCEDURE...........................................................11

ARTICLE IX       CIRCUMSTANCES WHICH MAY RESULT IN DISQUALIFICATION,
                 DENIAL OR LOSS OF BENEFITS.................................................13

ARTICLE X        GENERAL PROVISIONS.........................................................14

ARTICLE XI       AMENDMENT AND TERMINATION OF THE PLAN......................................16

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                                  ZIMMER, INC.
                        LONG TERM DISABILITY INCOME PLAN
                        FOR HIGHLY COMPENSATED EMPLOYEES
                           (EFFECTIVE AUGUST 6, 2001)

          The Zimmer, Inc. (the "Company") Long Term Disability Plan for Highly Compensated Employees (the "Plan) effective August 6, 2001 is supplemental to the long term disability income program adopted by Zimmer, Inc. for the benefit of eligible employees of Zimmer, Inc. and its participating subsidiaries.

          This Plan is effective August 6, 2001, unless noted otherwise herein. The Plan is an unfunded employee welfare benefit plan, as defined in section 3(1) of ERISA, for the purpose of providing income protection for eligible highly compensated employees for an Employee's Total Disability that extends beyond the 26-week period during which benefits are provided under the Zimmer, Inc. Short Term Disability Plan and after such Employees have received the maximum annual payments under the Zimmer, Inc. Long Term Disability Income Plan, effective August 6, 2001.

                                    ARTICLE I
                                   DEFINITIONS

          Whenever used in this Plan, the following terms shall have the meanings hereinafter set forth unless a different meaning is plainly required by the context:

          1.1 "BENEFIT WAITING PERIOD" means the 26-week period commencing on the date the Employee becomes Totally Disabled. The Benefit Waiting Period shall be applied to each period of Total Disability. Successive periods of Total Disability shall be considered as one period of Total Disability unless the subsequent Total Disability is separated from the previous period of Total Disability by six months or more of full-time employment or is due to a cause or causes entirely unrelated to the previous Total Disability.

          1.2 "BENEFITS" means the disability benefits paid each month to an Employee under the Plan who is Totally Disabled.

          1.3 "CLAIMS ADMINISTRATOR" means the individual or entity that the Plan Administrator has designated as the Claims Administrator for the initial processing and determination of claims under the Plan.

          1.4   "CODE" means the Internal Revenue Code of 1986, as amended.

          1.5   "COMPANY" means Zimmer, Inc. , a Delaware corporation.

          1.6   "TOTAL DISABILITY" OR "TOTALLY DISABLED" means

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               1.6.1  during the first year of an Employee's disability (which shall include 26 weeks of "Disability" pursuant to the Short Term Disability Plan, as defined therein, and the first 26 weeks of Total Disability pursuant to this Plan) an Employee is absent from work because of the presence of an impairment for which there is material objective medical evidence that prevents the Employee from performing the essential functions of his own occupation or any other job that the Company offers him, with or without any reasonable accommodations that the Employee requests, other than a Temporary Alternative Work Duty assignment, for which he is reasonably qualified by reason of his education, training, or experience; and

               1.6.2 after the Employee's first year of disability, as defined in Section 1.6.1. an Employee is absent from work because of the presence of an impairment for which there is material objective medical evidence that prevents the Employee from engaging in any occupation, with or without reasonable accommodations, for which he is reasonably qualified by education, training or experience.

          1.7 "DOCTOR" means a person who maintains a license in good standing by the state in which he practices to practice medicine and/or surgery as a doctor of medicine, osteopathy, chiropractic medicine, dentistry, podiatry, or psychology, as long as such person is acting within the scope of his license and providing treatment, care, or diagnosis that is appropriate and necessary to treat the disabling condition. In no event shall Doctor include the Employee or his dependents or any person who is the spouse, parent, child, brother, sister, uncle, aunt, cousin, nephew, niece, grandparent or grandchild of such Employee, his spouse or his dependents or any other person who is related to the Employee by blood or marriage.

          1.8 "EMPLOYEE" means a regular, full-time employee of the Employer actively working a regularly scheduled workweek of at least 25 hours immediately prior to becoming "Disabled" under the Short Term Disability Plan, as defined therein, and whose Monthly Base Earnings exceed 1/12 of the $170,000 compensation limit under section 505(b)(7) of the Code, as automatically adjusted to reflect any change made to this amount by the Secretary of the Treasury.

          1.9 "EMPLOYER" means the Company and its United States subsidiaries and affiliates that are participating in the Plan.

          1.10 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          1.11 "MONTHLY BASE EARNINGS" means, as determined by the Employer, the Employee's basic monthly wages or salary plus 1/12 of any sales commissions paid to the Employee in the previous calendar year, but shall not include bonuses, overtime, or any other additional remuneration. Monthly Base Earnings shall be determined as of the day immediately preceding the commencement of the Employee's Benefit Waiting Period. If on that date the Employee was receiving no basic wages or salary, his Monthly Base Earnings shall be determined as of the date on which he last received basic wages or salary. Furthermore, Monthly Base Earnings will only be taken into account for the purposes of determining Benefits under this Plan to the extent that they exceed 1/12 of the $170,000 compensation limit under section

                                       2
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505(b)(7) of the Code, as automatically adjusted to reflect any change made to this amount by the Secretary of the Treasury.

          1.12 "PLAN" means the Zimmer, Inc. Long Term Disability Income Plan for Highly Compensated Employees, as may be amended from time to time.

          1.13 "PLAN ADMINISTRATOR" means the Zimmer, Inc. Benefits Committee, which is the "named fiduciary" of the Plan, as defined section 402(a)(2) of ERISA.

          1.14 "PLAN YEAR" means the calendar year, on which the Plan's books and records are maintained.

          1.15 "PREEXISTING DISABILITY" means an injury, sickness or other condition that was reasonably connected to an Employee's Disability under the Short Term Disability Plan for which an Employee in the 90-day period preceding the Employee's commencement of employment with his Employer:

                1.15.1 received medical treatment, consultation, care, services, or diagnosis.

                1.15.2 took a prescription medication or had prescription medication prescribed; or

                1.15.3 had symptoms or conditions which would cause a reasonably prudent person to seek diagnosis, care, or treatment.

          1.16 "SHORT TERM DISABILITY PLAN" means the Zimmer, Inc. Short Term Disability Plan, as may be amended from time to time.

          1.17 "TEMPORARY ALTERNATIVE WORK DUTY" means a job function for the Employer that an Employee may fill while he is Totally Disabled, as set forth in
Article VII of the Plan.

                                   ARTICLE II
                                   ELIGIBILITY

          2.1 ELIGIBLE EMPLOYEES. All Employees are eligible to participate in the Plan except for the following Employees and employees who are specifically excluded from the Plan:

                2.1.1 All Employees of the Employer who are working in Puerto Rico.

                2.1.2 All leased employees, as defined in section 414(n) of the Code, all independent contractors and all other individuals whom the Employer does not treat as its employees for federal income and employment tax purposes, even if it is subsequently determined by a court or the Internal Revenue Service that such individuals should be, or should have been, properly classified as common law employees of the Employer.

                                       3
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                2.1.3  All temporary employees, as classified by the Company, regardless of the amount of hours that such employee works per week or year.

                2.1.4 Employees whose terms of employment with the Employer are the subject of a collective bargaining agreement, unless such collective bargaining agreement specifically provides for the inclusion of such Employees under the Plan.

          2.2 COMMENCEMENT OF PARTICIPATION. Unless excluded above, an eligible Employee shall commence participation in the Plan on the later of the date that (a) he commences employment with the Employer or (b) his Employer is designated to participate in the Plan. Notwithstanding the previous sentence or
Section 2.1 to the contrary, to the extent that the Company determines to satisfy its obligations under state disability laws, as applicable, by providing such state-mandated disability benefits from the Plan, other employees or former employees may be eligible to receive payment from the Plan solely for that purpose and such employees shall have no right to receive any Benefits from the Plan beyond the amount of the state-mandated disability amount. In such cases, the determination of eligibility for and the amount of such payments shall be made by the Claims Administrator in accordance with the provisions of the applicable state law.

          2.3 PREEXISTING DISABILITY. An Employee who became "Disabled" under the Short Term Disability Plan, as defined therein, within the first 12 months of his employment with the Employer as a result of a Preexisting Disability shall not be eligible to receive Benefits under this Plan at the end of the Benefit Waiting Period for the Preexisting Disability.

                                  ARTICLE III
                                    BENEFITS

          Subject to the requirements contained throughout the Plan, the following sets forth the Benefits payable under the Plan:

          3.1 DETERMINATION OF TOTAL DISABILITY. The determination of whether an Employee is Totally Disabled shall be made in the sole discretion of the Plan Administrator, or in the sole discretion of the Claims Administrator if the Plan Administrator has delegated his power to make such determination to the Claims Administrator, based upon the material objective medical evidence that the Plan Administrator or Claims Administrator determines to be relevant to the Employee's claim. As often as they determine necessary, the Plan Administrator or Claims Administrator shall have the authority to require an Employee to submit to an independent medical examination by a Doctor selected by the Plan Administrator or Claims Administrator, without any input in such selection by the Employee, or any other testing related to the Employee's claim for Benefits, if the Plan Administrator or Claims Administrator deems such examination or testing necessary and useful in determining whether an Employee is Totally Disabled. Where not prohibited by law, the Plan Administrator or Claims Administrator may reasonably require an autopsy in case of death if the results are reasonably expected to help with the determination of whether the Employee was entitled to Benefits under the Plan.

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          3.2   DURATION OF PAYMENTS. At the end of the Benefit Waiting Period,
the Employee shall, unless the claim has been denied as provided in Article IX, be paid during the period he is Totally Disabled the applicable Benefits as provided in Section 3.3, commencing with the day next following expiration of the Benefit Waiting Period (the "Benefit Commencement Date") and ceasing on the earliest of the following dates:

                3.2.1  the date the Employee ceases to be Totally Disabled,

                3.2.2 the date of failure to submit evidence of continuing Total Disability,

                3.2.3 the date the Employee accepts or refuses a job offered to him by an Employer at a salary at least equal to that which he was earning immediately prior to his becoming Totally Disabled, provided for purposes of this Section 3.2.3 that (i) he is qualified for such job by reason of education or experience, (ii) he is, or becomes, qualified by reason of training, and
(iii) he does not have an impairment which prevents him from performing the essential duties of that job, or

                3.2.4 the first day of the month next following the Employee's 65th birthday if an Employee's Benefit Commencement Date occurs before attaining age 63 and 6 months, (ii) the last day of the 18th calendar month after the Employee's Benefit Commencement Date if an Employee's Benefit Commencement Date occurs after attaining age 63 and 6 months but before attaining age 70, (iii) the last day of the 12th calendar month after the Employee's Benefit Commencement Date if an Employee's Benefit Commencement Date occurs after attaining age 70 but before attaining age 74, or (iv) the last day of the sixth calendar month after the Employee's Benefit Commencement Date if an Employee's Benefit Commencement Date occurs after attaining age 74.

          Notwithstanding anything to the contrary in this Section 3.2, an Employee who is receiving Benefits under the Plan may elect under Section 7.4 of the Zimmer, Inc. Retirement Income Plan (the "Retirement Income Plan") to have such Benefit payments cease for the purposes of retirement or early retirement under the Retirement Income Plan, and the Employee shall no longer be eligible to participate under this Plan.

          3.3 AMOUNT OF BENEFITS. The Monthly Benefit shall be an amount equal to 70% of the Employee's Monthly Base Earnings, reduced by the total monthly amount of disability income or other amounts which are or should be payable or have been paid to the Employee from all the sources listed under Section 3.4 and
Section 3.8 for the period he is receiving or is entitled to receive Monthly Benefits under the Plan.

          3.4 BENEFIT OFFSETS. Benefits under this Plan shall be offset fully by any income benefits, including lump sums, the employee receives or is entitled to receive from the following sources by virtue of his Total
Disability:

                3.4.1 The disability or retirement provisions of the Social Security Act and the Railroad Retirement Act, and the applicable Unemployment Compensation, Workers' Compensation and Occupational Diseases Acts. Periodic cost-of-living increases in Social Security or Railroad Retirement benefits occurring after the individual becomes Disabled will

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not be offset against the individual's Benefit under this Plan. If the individual is eligible for but has waived participation in the Social Security or Railroad Retirement program, or has failed to apply for benefits available under those programs, or has declined coverage or failed to apply for benefits available under the applicable Unemployment Compensation, Workers' Compensation or Occupational Diseases Acts, his or her cash benefits under this Plan will be reduced by the amounts that would normally have been awarded under any of those programs.

                3.4.2 Disability benefits payable under any federal, state or local worker's compensation law or any employer liability law including any state disability program.

                3.4.3 Disability benefits payable under any federal, state or local governmental plan with respect to which the Company has made contributions.

                Disability benefits payable under any income replacement plan maintained by an Employer providing disability benefits, including retirement plans (but excluding savings plans maintained by the Company), salary continuance plans, severance pay plans or arrangements and disability income plans other than this Plan. Benefits under this Plan will also be offset by any settlement or damage award paid by the Employer to a recipient of Benefits under this Plan, to the extent that such settlement or award is attributable to lost earnings on account of disability.

          3.5 DUTY TO NOTIFY CLAIMS ADMINISTRATOR. The Employee must inform the Claims Administrator of any disability income under 3.4.1 through 3.4.4 above that is paid to such Employee immediately upon receiving such payment. The failure to notify the Claims Administrator shall constitute grounds for the immediate termination of Benefits hereunder to that Employee.

          3.6 DUTY TO APPLY FOR BENEFITS. It shall be the responsibility of the Employee to apply for all benefits under 3.4.1 through 3.4.4 above to which he may be entitled and it shall be the further responsibility of the Employee to file an appeal following a denial of any such benefits. If within a reasonable period of time as determined in the sole discretion of the Plan Administrator or the Claims Administrator, the Employee fails to apply for such benefits or fails to file an appeal of a denial of such benefits, the Employee's Benefits under the Plan shall be offset by the Claims Administrator's reasonable estimate of the amount of such benefits to which the Employee would have been entitled had proper application or appeal been made, assuming that such application or appeal would have been successful.

          3.7 OVERPAYMENT OF BENEFITS. The Plan shall have the right to recover any overpayment of Benefits, either directly from the Employee or by deduction of the full amount of overpayment from any part or all of the Employee's future Benefits that otherwise would have been payable under the Plan. Any such amount recovered shall be paid to the Company.

          3.8 SUBROGATION. In the event of any payment of Benefits under the Plan to any Employee, the Plan shall, to the full extent of such Benefit payments and future Benefit payments, be subrogated fully to any and all of the rights of recovery of the Employee arising out of any claim or cause of action which may accrue because of the action or inaction (negligent or otherwise) of a third party that gave rise to the condition, in whole or in part, which caused the

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Employee to become Totally Disabled. Any such Employee agrees to reimburse the Plan for any and all Benefit payments made under the Plan out of any monies recovered from such third party (or any insurer thereof) as the result of any judgment, settlement or otherwise, without reduction for any attorney's fees or other expenses incurred in connection with the recovery of such amounts. The Employee shall do whatever is necessary to secure the Plan's subrogation rights, do nothing to prejudice them, and notify the Plan Administrator of any potential recovery that may become payable as soon as the Employee is aware of such potential recovery and must notify the Employee immediately of any actual recovery that is paid or becomes payable to the Employee. Reimbursement is required at the time the third party's liability is determined and paid to the Employee or his attorney or other representative whether by settlement, judgment or otherwise. If the amount actually received by the Employee from the third party or its insurer exceeds the total amount of Benefits paid up to the date of recovery by the Employee, the excess shall offset future Benefits until the amount of such Benefits equals such excess.

          3.9 CONDITION TO RECEIVE BENEFITS. As a condition to the receipt of Benefits, the Employee shall be required to execute all assignments, liens, and any other documents the Plan Administrator may deem necessary to secure such rights, including, but not limited to, agreements setting forth the Plan's overpayment and subrogation recovery rights as set forth in Section 3.7 and 3.8 above. The failure to execute or honor such assignment may result in the immediate disqualification, denial, or loss of Plan Benefits under Article IX of the Plan.

          3.10 PAYMENT FOR PART OF A MONTH. - In the event that an Employee is entitled to payment under the Plan for only part of a month, a portion of his monthly Benefit shall be payable calculated as follows: The amount of his monthly Benefit shall be divided by 30 to arrive at a daily rate, and such daily rate shall then be multiplied by the number of calendar days in the month during which the Employee was eligible for Benefits under the Plan.

                                   ARTICLE IV
                                     FUNDING

          The Plan is funded through the general assets of the Company, which pays the full cost of the Plan. Employees are not required or permitted to contribute to the Plan.

                                   ARTICLE V
                                 ADMINISTRATION

          5.1 PLAN ADMINISTRATOR. In addition to those discretionary authority and responsibilities provided elsewhere herein, the Plan Administrator shall have the discretionary authority and responsibility to:

                5.1.1  determine whether an Employee is Totally Disabled;

                5.1.2 grant or deny an Employee's claim for Benefits under the Plan;

                5.1.3 require any person to furnish such information as the Plan Administrator may request for the purpose of the proper administration of the Plan and as a condition to receiving any Benefit under the Plan;

                5.1.4 make and enforce such rules and regulations and prescribe the use of such forms as he deems necessary for the efficient administration of the Plan;

                5.1.5 decide such questions as may arise in connection with the Plan including, but not limited to, questions concerning the eligibility of any Employee to participate in or receive Benefits under the Plan;

                5.1.6 determine the amount of Benefits which shall be payable to an Employee in accordance with the provisions of the Plan and to authorize payment of such Benefits;

                5.1.7 require as a condition of receiving any Benefits payable under the Plan, the filing of an authorization or release by the spouse of an Employee divesting such spouse of any rights in the Plan or in any payments thereunder which such spouse may have by operation of law under the laws of his matrimonial domicile or otherwise;

                5.1.8 comply with all reporting and disclosure requirements with respect to the Plan;

                5.1.9 interpret and construe the provisions of the Plan and to resolve ambiguities, inconsistencies and omissions therein, and to the extent the Plan Administrator shall determine to be necessary or appropriate, deviate from the literal terms of the Plan to operate the Plan in compliance with the provisions of applicable law;

                5.1.10 employ legal counsel who may be counsel to the Company and such other specialists or persons as he deems necessary or desirable in connection with the administration of the Plan; and

                5.1.11 delegate any of his responsibilities to other persons designated by him as he may deem necessary or appropriate, including, but not limited to, the determination of questions concerning the eligibility of any employee to participate in or receive benefits under the Plan, the interpretation and construction of the provisions of the Plan and the resolution of ambiguities, inconsistencies and omissions therein. The delegation of responsibilities will be effected by written instrument executed by the Plan Administrator.

The above Sections 5.1.1 through 5.1.11 shall not be considered to be an exhaustive list of the Plan Administrator's powers and the Plan Administrator shall be determined to have discretionary power to make any interpretations of the Plan and carry out any actions or in actions that he deems reasonable.

          5.2 CLAIMS ADMINISTRATOR. In addition to those discretionary authority and responsibilities provided elsewhere herein, the Plan Administrator has delegated to the Claims Administrator the following discretionary authorities and responsibilities:

                5.2. 1 to process the acceptance or denial of an initial claim for Benefits under the Plan;

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                5.2.2  to maintain records necessary for the administration of the claims review process;

                5.2.3 to require any person to furnish such information as it may request for the purpose of the proper administration of the claims review process and as a condition to receiving any Benefits under the Plan;

                5.2.4 to make and enforce such rules and regulations and prescribe the use of such forms as it deems necessary for the efficient administration of the claims review process;

                5.2.5 to determine the amount of Benefits which shall be payable to an Employee in accordance with the provisions of the Plan and to authorize payment of such Benefits in connection with the claims review process;

                5.2.6 to require as a condition of receiving any Benefits payable under the Plan in connection with the claims review process, the filing of an authorization or release by the spouse of an Employee divesting such spouse of any rights in the Plan or in any payments thereunder which such spouse may have by operation of law under the laws of his matrimonial domicile or otherwise;

                5.2.7 to interpret and construe the provisions of the Plan and to resolve ambiguities, inconsistencies and omissions therein, and to the extent the Plan Administrator shall determine to be necessary or appropriate, deviate from the literal terms of the Plan to operate the Plan in compliance with the provisions of applicable law;

                5.2.8  to decide all levels of appeals as set forth in Section
8.5 of the Plan;

                5.2.9 to delegate any of its responsibilities as Claims Administrator to other persons designated by it as it may deem necessary or desirable in connection with the claims review process. The delegation of responsibilities will be effected by written instrument executed by the Claims Administrator.

The determinations of the Plan Administrator and the Claims Administrator, or any of their delegates, as to any question involving the administration and interpretation of the Plan, shall be final, conclusive and binding upon all persons claiming any interest in or under the Plan except any such decision that may be appealed under Article VIII of the Plan or as otherwise provided by law. It is intended that any discretionary actions to be taken under the Plan by the Plan Administrator or the Claims Administrator, and any such actions taken by each person to whom the Plan Administrator or the Claims Administrator has delegated its responsibilities under the Plan, shall not be subject to de novo review if challenged in court, by arbitration or in any other forum, and shall be upheld unless found to be an abuse of discretion by the Plan Administrator, the Claims Administrator, or any of their delegates.

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                                   ARTICLE VI
                               TEMPORARY ABSENCES

          If an Employee who has satisfied the eligibility requirements is absent from work due to a leave, his eligibility for Benefits, subject to the completion of the Benefit Waiting Period, will continue in accordance with the following provisions:

          6.1 MILITARY LEAVE. During a military leave of absence, coverage continues for 30 days or until the Employee enters military service, whichever is sooner. If an Employee becomes Totally Disabled during the 30 days before entering military service, Benefits will be paid to him in accordance with the provisions of the Plan and will continue until recovery or the first day of military service, whichever is sooner.

          6.2 UNPAID LEAVE. During an approved unpaid leave of absence, including an unpaid leave under the Company's family leave of absence policy or the federal Family and Medical Leave Act, coverage continues for the full leave period at no cost to the Employee. If the Employee becomes Totally Disabled during such leave of absence, and is Totally Disabled on the day he is scheduled to return to work following such leave of absence, Benefit payments will be paid to him in accordance with the provisions of the Plan. If the Employee is on an unpaid leave immediately following a period in which he was Totally Disabled, any subsequent disability during the unpaid leave will be eligible for benefits only under this Plan, and not the Short Term Disability Plan, and will be treated as a continuation of the Employee's claim for which Benefits were paid immediately preceding the unpaid leave, even if the condition causing the disability is unrelated to the condition which caused the prior Total Disability.

          6.3 GOVERNMENTAL OR POLITICAL LEAVE. During a leave of absence for governmental or political service, coverage continues for the full leave period at no cost to the employee. If the Employee becomes Totally Disabled during such leave of absence, and is Totally Disabled on the day he is scheduled to return to work following such leave of absence, Benefit payments will be paid to him in accordance with the provisions of the Plan.

                                  ARTICLE VII
                         TEMPORARY ALTERNATIVE WORK DUTY

          7.1 TEMPORARY ALTERNATIVE WORK DUTY DEFINED. During an Employee's first year of absence due to illness or injury (twenty-six weeks of "Disability" under the Short Term Disability Plan, as defined therein, plus twenty-six weeks of Total Disability under this Plan), the Claims Administrator may approve an Employee's return to work on a full-time or part-time basis performing the job responsibilities of a Temporary Alternative Work Duty assignment. Such an assignment is intended to promote an Employee's recovery and return to full-time active duty in his own job following a period of absence due to Total Disability, and is not to be considered a permanent accommodation. A Temporary Alternative Work Duty is not limited to the following, but by way of example could consist of an Employee:

                7.1.1  performing his regular duties on a reduced work schedule;

                7.1.2 working on a full-time basis, but performing modified job duties; or

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                7.1.3  performing the duties of some other temporary assignment for which the Employee is qualified by reason of his education, training or experience on either a full-time, or part-time basis.

          7.2 STATUS OF EMPLOYEE AS TOTALLY DISABLED. An Employee will be considered Totally Disabled during a Temporary Alternative Work Duty assignment for as long as he (i) continues to be Totally Disabled, disregarding his ability to perform a Temporary Alternative Work Duty, (ii) satisfies the conditions of the Temporary Alternative Work Duty assignment and such assignment continues to be available through his Employer, and (iii) complies with all of the terms and conditions of the Plan. In no event shall a Temporary Alternative Work Duty assignment be considered as a return to work for purposes of Section 3.2.3.

          7.3 DURATION. An initial Temporary Alternative Work Duty assignment shall extend for a period of up to twelve weeks. Such twelve-week period may be extended by the Claims Administrator from time to time for an additional period that is no longer than four weeks, but in no event shall the duration of a Temporary Alternative Work Duty assignment extend beyond the first year of absence due to illness or injury (twenty-six weeks of "Disability" under the Short Term Disability Plan, as defined therein, plus twenty-six weeks of Total Disability under this Plan). Each Temporary Alternative Work Duty assignment will be reviewed by the Claims Administrator periodically, but not less than once every four weeks.

          7.4 BENEFITS. During a Temporary Alternative Work Duty assignment, an Employee will be paid for the hours that he works at a rate equal to 100% of his normal salary and wages as in effect on the day he became Totally Disabled. Benefits from the Plan will be paid for the hours that an Employee does not work during such assignment at 70% of Monthly Base Earnings, minus any offsets required under the Plan. In no event shall payments for hours worked plus any Plan Benefit paid during a Temporary Alternative Work Duty assignment exceed, in the aggregate, 100% of an employee's normal salary and wages as of the date his Total Disability began.

          7.5 COMPLETION OF TEMPORARY ALTERNATIVE WORK DUTY. If the Claims Administrator determines that an Employee is unable to resume the normal responsibilities and work schedule of his regular position at the end of a Temporary Alternative Work Duty assignment period, he may be eligible to continue to receive Benefits pursuant to the terms of the Plan as long as he remains Totally Disabled. In that case, an Employee's continued absence from work following a Temporary Alternative Work Duty assignment shall be considered a continuation of the original period of Total Disability.

                                  ARTICLE VIII
                                CLAIMS PROCEDURE

          8.1 FILING A CLAIM WITH THE CLAIMS ADMINISTRATOR. During the Benefit Waiting Period, the Claims Administrator will provide the Employee with the necessary forms and documents to complete to enable the Employee to make a claim for Benefits under this Plan.

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          8.2   NECESSARY INFORMATION. To the extent that the Claims
Administrator does not already have such information, the Employee will be required to provide information to the Claims Administrator including, but not limited to, the following:

                8.2.1  his name and Social Security number;

                8.2.2  his supervisor's name and daytime telephone number;

                8.2.3  the date he last worked;

                8.2.4  the division/location where he works;

                8.2.5  his job title and a brief description of his job duties;

                8.2.6  his home address and telephone number; and

                8.2.7  his doctor's name, address and telephone number.

          8.3 PREREQUISITE TO RECEIVING BENEFITS. The Claims Administrator shall inform the Employee that no Benefits under the Plan will be paid until the Employee executes and submits an authorization for the release of medical information, an overpayment recovery agreement, a subrogation agreement, and any other forms that the Claims Administrator deems necessary to administer the Employee's claim for Benefits.

          8.4 CONTACT WITH DOCTOR. The Claims Administrator shall contact the Employee's Doctor to obtain information concerning the exact diagnosis, expected return to work date, subjective symptoms, objective findings and the extent to which the Employee's condition prevents him from performing the essential duties of his usual occupation with the Company. Updated information concerning the Employee's condition shall be required from the Employee's Doctor at reasonable intervals determined by the Claims Administrator based on the extent and severity of the Employee's injury or illness. While the Claims Administrator may request additional information when it is necessary, it is the responsibility of the Employee to insure the cooperation of his medical providers in responding to such requests.

          8.5   CLAIMS PROCEDURE FOR CLAIMS DENIED.

                8.5.1 DENIAL OF CLAIM FOR BENEFITS. If an Employee's claim is denied in full or in part, within 90 days (or, under certain conditions, 180 days) after the claim is received, the Employee will receive written notice from the Claims Administrator setting out in detail (i) the specific reasons for the denial, (ii) specific reference to the pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for resubmission of the claim and an explanation of why such material or information is necessary, and (iv) an explanation of the Plan's appeal procedure.

                8.5.2 PROCEDURE FOR LEVEL I APPEAL. If the Employee is not satisfied with the reasons for the denial of the claim, he (or his duly authorized representative) may appeal the decision to the Claims Administrator. The appeal must be in writing and must be made within 60 days of the Employee's receipt of the notice denying the claim. The appeal must state the

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Employee's reason for the appeal. Any evidence or documentation to support the
Employee's position must be included. Upon request, the Employee may review Plan documents that pertain to the claim and its denial.

                8.5.3 DECISION ON LEVEL I APPEAL. The Claims Administrator will designate an employee or representative who was not involved in the original claim denial to review the appeal promptly and will advise the Employee of its decision in writing, setting out specific reasons for the decision with specific reference to pertinent Plan provisions on which the decision is based. This written decision will be sent not later than 30 days after receipt of the Employee's written appeal, unless special circumstances require an extension of time for processing the appeal or obtaining additional information, but in no event shall such decision be made more than 90 days after receipt of the Employee's written appeal. If the decision on the Level I Appeal is to uphold the initial denial, the written decision will include a description of any additional material or information necessary for resubmission of the claim and an explanation of why such material or information is necessary, together with an explanation of the Plan's Level II Appeal procedure.

                8.5.4 PROCEDURE FOR LEVEL II APPEAL. If the Employee is not satisfied with the decision on the Level I Appeal, he (or his duly authorized representative) may file a Level II Appeal with the ERISA Appeal Board, which shall be comprised of employees and/or representatives of the Claims Administrator who were not involved with the original claim denial or the decision on the Level I Appeal. The Level II Appeal to the ERISA Appeal Board must be in writing and must be made within 60 days of the Employee's receipt of the decision on the Level I Appeal. The Level II Appeal must state the Employee's reason for the appeal. Any evidence or documentation to support the Employee's position must be included. Upon request, the Employee may review Plan documents that pertain to the claim and its denial.

                8.5.5 DECISION ON LEVEL II APPEAL. The ERISA Appeal Board will review the Level II Appeal promptly and will advise the Employee of its decision in writing, setting out specific reasons for the decision with specific reference to pertinent Plan provisions on which the decision is based. This written decision will be sent not later than 60 days after receipt of the Employee's written appeal, unless special circumstances require an extension of time for processing the appeal or obtaining additional information, but in no event shall such decision be made more than 120 days after receipt of the Employee's written Level II Appeal.

                                   ARTICLE IX
                         CIRCUMSTANCES WHICH MAY RESULT
                 IN DISQUALIFICATION, DENIAL OR LOSS OF BENEFITS

          The Employee's rights to receive and to continue receiving Benefits under this Plan may be denied by the Claims Administrator or Plan Administrator, in their discretion, for any of the following reasons:

          9.1 INELIGIBILITY. The Employee does not meet the eligibility requirements as set forth in Article II of the Plan.

                                       13
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          9.2   FAILURE TO PROVIDE REQUIRED INFORMATION. The Employee fails to submit evidence of Total Disability or such forms, assignment, liens, agreements or other documents that the Plan Administrator or Claims Administrator deems necessary to administer the Plan.

          9.3 FAILURE TO SUBMIT EVIDENCE OR REFUSAL OF EXAMINATION. The Employee or the Employee's Doctor or other healthcare provider does not submit evidence of continuing Total Disability that has been requested or the Employee refuses an independent medical examination or other examinations or tests requested by the Company or the Claims Administrator to determine whether the Employee is Totally Disabled.

          9.4 LACK OF TOTAL DISABILITY. The Employee is not, or ceases to be, Totally Disabled.

          9.5 OTHER OCCUPATION. The Employee is engaged in any other occupation or earns any self-employment income in excess of a de minimis amount.

          9.6 TERMINATION OF EMPLOYMENT. The Employee has been terminated or voluntarily terminates employment with his Employer.

          9.7 FAILURE TO COMPLY WITH DOCTOR'S REQUIREMENTS. The Employee is not under the regular care of a Doctor as required by his condition or the Employee is not following the Doctor's treatment plan.

          9.8 SPECIFIC CAUSES OF TOTAL DISABILITY. The Total Disability results from (i) an intentionally self-inflicted injury; (ii) participating in an illegal act, or (iii) war or any act of war, declared or undeclared.

          9.9 PARTICIPATION IN A FELONY. The Employee participates in and is convicted of a felony offense. In this case, the Employee's Total Disability shall be determined to have ceased as of the date that the Employee first participated in such felony offense.

          9.10 FRAUD. The Employee commits or partakes in any actions of fraud against the Plan or the Company.

                                    ARTICLE X
                               GENERAL PROVISIONS

          10.1 LIMITED PURPOSE OF PLAN. The Plan shall not be deemed to constitute a contract between an Employee and any Employer nor shall anything herein contained be deemed to give an Employee any right to be retained in the employ of any Employer or to interfere with the rights of the Employer to discharge any Employee at any time and to treat him without regard to the effect which such treatment might have upon him with respect to his participation in the Plan. In addition, no provision of the Plan is intended to guarantee that Benefit levels stated in the Plan will remain unchanged in the future.

          10.2 NON-ALIENATION OF BENEFITS. Except as may be prohibited by law, no right or interest of any Employee in the Plan and no payment of any Benefits under the Plan to any Employee shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. Nor shall any such right, interest, benefit, distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such right, interest, benefit, distribution or payment. If any Employee is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such right, interest, benefit, distribution or payment, voluntarily or involuntarily, the Plan Administrator, in his discretion, may hold or apply or cause to be held or applied such right, interest, benefit, distribution or payment or any part thereof to or for the benefit of such Employee in such manner as the Plan Administrator shall direct.

          10.3 FACILITY OF PAYMENT. If the Plan Administrator determines that any person entitled to Benefits under the Plan is incompetent or is unable to care for his affairs by reason of physical or mental disability, the Plan Administrator may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow the application of amounts so paid. Benefit payments made pursuant to this provision shall completely discharge Zimmer, Inc., its subsidiaries and affiliates, the Plan Administrator and the Claims Administrator with respect to such Benefit payments.

          10.4 FIDUCIARY RESPONSIBILITY. It is intended that, to the maximum extent permitted by ERISA, each person who is a "fiduciary" with respect to the Plan (as that term is defined in section 3(21) of ERISA) shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under the Plan, as shall be each person designated by any fiduciary to carry out any fiduciary responsibility with respect to the Plan, and no fiduciary or other person to whom fiduciary responsibilities are allocated shall be liable for any act or omission of any other fiduciary or of any other person designated to carry out any fiduciary or other responsibility under the Plan. Any fiduciary under the Plan, and any person to whom any such fiduciary may have delegated any duty or power in connection with the administration of the Plan, the Company, and the officers and directors thereof, shall be entitled to rely conclusively upon and shall be fully protected in any action omitted, taken or suffered by them in good faith in reliance upon any actuary, accountant, counsel or other specialist or person selected in accordance with the provisions of the Plan or in reliance upon any tables, evaluations, certificates, opinions or reports which shall be furnished by any of them or any insurance company.

          10.5 EXCLUSIVE BENEFIT RULE. The Plan Administrator and the Claims Administrator shall administer the Plan for the exclusive benefit of the Employees.

          10.6 GOVERNING LAW. The provisions of the Plan shall be construed, administered and governed under the laws of the State of Indiana to the extent such laws have not been superseded by ERISA.

          10.7 COMPENSATION AND EXPENSES. All ordinary and necessary expenses of the administration of the Plan shall be paid by the Company.

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          10.8  CONSTRUCTION. For purposes of interpretation of the Plan, the masculine pronoun includes the feminine, and the singular includes the plural, wherever appropriate. In addition, the headings for each Article and Section are intended for reference only, and if there is any conflict between such headings and the text of this Plan, the text shall control.

                                   ARTICLE XI
                      AMENDMENT AND TERMINATION OF THE PLAN

          11.1 AMENDMENT. The Company may amend the Plan at any time and from time to time, provided that no amendment shall be effective unless the Plan shall continue to be for the exclusive benefit of Employees. Any amendment, modification, suspension or termination of any part or all of the Plan may be made by the Plan Administrator, except that amendments causing an additional material expense to the Company will require the approval of the Zimmer, Inc. Benefits Committee.

          11.2 TERMINATION. While the Company and each Employer intends to continue the Plan indefinitely, the Company reserves the right to terminate the Plan at any time through action taken by its Board of Directors and each Employer reserves the right to terminate its participation in the Plan at any time.

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                                  CERTIFICATION

          I, [__________________], Plan Administrator of the Zimmer, Inc. Long Term Disability Income Plan for Highly Compensated Employees (the "Plan"), pursuant to Section 6.1 of the Plan DO HEREBY DELEGATE to [_________________], Manager of Disability Programs, my discretionary authority and responsibilities under the Plan effective [______________] as follows:

          1. The discretionary authority and responsibility to determine questions concerning the eligibility of my employee to participate in or receive benefits under the Plan;

          2. The discretionary authority and responsibility to interpret and construe the provisions of the Plan and resolve ambiguities, inconsistencies and omissions therein; and

          3. The discretionary authority and responsibility to resolve and determine any appeal of the denial of a claim for benefits under the Plan

          Furthermore, effective [_________________], I hereby REVOKE any discretionary authority and responsibilities under the Plan that have been previously granted to any other parties.

          EXECUTED THIS ____ DAY OF [_______________]

                                                           --------------------
                                                           [--------------]
                                                           Plan Administrator